
                                                           Exhibit 11


                      THE STANLEY WORKS AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                      (dollars and shares in thousands
                         except per share amounts)


                                                  FIRST QUARTER ENDED
                                                   APRIL 1   APRIL 2
                                                     1995      1994
    Earnings per common share:
       Weighted average shares outstanding          44,414    44,771
                                                    ======    ======
       Net earnings                                $28,736   $25,593
                                                    ======    ======
       Per share amounts                             $0.65     $0.57
                                                    ======    ======
    PRIMARY:
       Weighted average shares outstanding          44,414    44,771
       Dilutive common stock equivalents -
         based on the treasury stock method
         using average market price                    480       646
                                                    ------    ------
                                                    44,894    45,417
                                                    ======    ======
       Per share amounts                             $0.64     $0.56
                                                    ======    ======
    FULLY DILUTED:
       Weighted average shares outstanding          44,414    44,771
       Dilutive common stock equivalents -
         based on the treasury stock method
         using the quarter end market price
         if higher than average market price           480       646
                                                    ------    ------
                                                    44,894    45,417
                                                    ======    ======
       Per share amounts                             $0.64     $0.56
                                                    ======    ======


    Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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